Exhibit 16.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com


October 6, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   Reshoot & Edit

Dear Sirs:

We were selected as the principal auditors for Reshoot & Edit, a Nevada corporation, on August 7, 2009, however did not report on any financial reporting periods. We have read Reshoot & Edit's statements under Item 4 of its amended Form 8-K/A, dated October 6, 2009 and we agree with such statements.

For the period from August 7, 2009 to September 22, 2009, there have been no disagreements between Reshoot & Edit and Seale and Beers, CPAs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Seale and Beers, CPAs would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Seale and Beers, CPAs
-------------------------
    Seale and Beers, CPAs
    Las Vegas, Nevada
    October 6, 2009


            Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
               6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146
                       (702) 253-7492 Fax: (702)253-7501